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                                                              EXHIBIT 23.4

                                 CONSENT

                                    OF

             GIBBONS, DEL DEO, DOLAN, GRIFFINGER & VECCHIONE

                        A PROFESSIONAL CORPORATION

  We hereby consent to the filing of this consent as an exhibit to the registration statement on Form S-1, File No. 333-46933, as amended (the "Registration Statement"), filed by V.I. Technologies, Inc. with the Securities and Exchange Commission. We consent to the reference to our firm under the heading "Risk Factors--Potential Litigation" in the prospectus that forms a part of the Registration Statement. We also consent to the incorporation by reference of this consent into any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the offering to which the Registration Statement relates.

                                          GIBBONS, DEL DEO, DOLAN

                                          GRIFFINGER & VECCHIONE


                                              /s/ Frank E. Lawatsch, Jr.
                                          By: ____________________________

Newark, New Jersey

April 8, 1998